EXHIBIT 31.1
CERTIFICATIONS
I, Munawar Hidayatallah, certify that:
          1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Allis-Chalmers Energy Inc.; and
          2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 29, 2006	By /s/ Munawar H. Hidayatallah
Munawar H. Hidayatallah
Chief Executive Officer and Chairman